Exhibit 23


ERNST & YOUNG LLP








                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 15, 1995, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in this Annual Report (Form 10-K) for the year ended December 31, 1994, in the following registration statements and related prospectuses.

  Phillips Petroleum Company      Form S-3    File No. 33-51559

  Thrift Plan of Phillips
    Petroleum Company             Form S-8    File No. 33-50134

  Long-Term Stock Savings Plan
    of Phillips Petroleum
    Company                       Form S-8    File No. 33-50283

  Retirement Savings Plan of
    Phillips Petroleum Company
    Subsidiaries                  Form S-8    File No. 33-28669




                              /s/ ERNST & YOUNG LLP
                                  -----------------
                                  ERNST & YOUNG LLP

Tulsa, Oklahoma
March 13, 1995